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                                                                      Exhibit 15

                              Acknowledgment Letter


Board of Directors and Stockholders
Zurich Reinsurance Centre Holdings, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-75598) pertaining to the Zurich Reinsurance Centre, Inc. Employees' Stock Purchase Plan of our report dated May 7, 1997 relating to the unaudited consolidated interim financial statements of Zurich Reinsurance Centre Holdings, Inc. which is included in its Form 10-Q for the quarter ended March 31, 1997.

We are also aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-93390) pertaining to the Zurich Reinsurance Centre, Inc. 401(k) Plan of our report dated May 7, 1997 relating to the unaudited consolidated interim financial statements of Zurich Reinsurance Centre Holdings, Inc. which is included in its Form 10-Q for the quarter ended March 31, 1997.

We are also aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-04629) pertaining to the Zurich Reinsurance Centre Holdings, Inc. 1995 Stock Option Plan of our report dated May 7, 1997 relating to the unaudited consolidated interim financial statements of Zurich Reinsurance Centre Holdings, Inc. which is included in its Form 10-Q for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of these registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                    /s/ ERNST & YOUNG LLP

Stamford, Connecticut
May 7, 1997


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